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Exhibit 16        Letter re Change in Certifying Accountant



                   [Letterhead of PricewaterhouseCoopers LLP]




October 4, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Lindsay Manufacturing Co. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 1, 2001. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,



/s/ PricewaterhouseCoopers LLP